SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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SYS
(Name of Registrant as Specified in Its Charter)

                            (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SYS
9620 Chesapeake Drive, Suite 201
San Diego, California 92123
(858) 715-5500

NOTICE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 14, 2003

To the Holders of Common Stock of SYS:

    The 2002 Annual Meeting of Shareholders of SYS (the "Company") will be held at the Company's new office, 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123 on April 14, 2003, at 1:00 p.m., local time, to consider the following business:

    1.    To elect a Board of seven Directors to serve for the ensuing year and until their respective successors     are elected; and
    2.    To approve the appointment of J.H. Cohn LLP, public accountants, as independent public auditors to examine the accounts of the Company for Fiscal Year 2003; and
    3.    To approve the Company's 2003 Employee Stock Option Plan; and
    4.    To approve the Company's 2003 Employee Stock Purchase Plan; and
    5.    To approve an amendment to the Company's Articles of Incorporation.

    The Board of Directors has fixed February 21, 2003 as the record date for the determination of shareholders entitled to notice of and vote at the 2002 Annual Meeting of Shareholders and at any adjournment thereof.

    All Shareholders are cordially invited to attend the 2002 Annual Meeting of Shareholders in person.  Whether or not you plan to attend, please date, sign, and promptly return the enclosed Proxy in the enclosed self-addressed envelope in order that your shares are represented at this meeting and to ensure a quorum.  If you are able to attend in person, we will cancel the Proxy at your request.

                                                                            By Order of the Board of Directors

                                                                            /s/ Michael W. Fink
San Diego, California                                           Michael W. Fink
February 24, 2003                                               Secretary

SYS

PROXY STATEMENT

GENERAL INFORMATION

    The accompanying proxy is solicited by and on behalf of the Board of Directors of SYS (the "Company") to be used at the 2002 Annual Meeting of Shareholders to be held at the Company's new office at 5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123, at 1:00 p.m., local time.  The approximate mailing date of this proxy statement and the accompanying proxy and annual report is March 11, 2003.

    When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the 2002 Annual Meeting of Shareholders in accordance with any directions noted thereon.  If no direction is indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto.  Any shareholder signing and delivering a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it, or a duly executed proxy bearing a later date.  Any shareholder attending the meeting in person may withdraw his or her proxy and vote his or her shares.

    The cost of the solicitation of proxies will be borne by the Company.  Solicitations will be made only by mail provided, however, that, if necessary, officers and regular employees of the Company may make solicitations of proxies personally or by telephone or fax, but such persons will not be specially compensated for such services.  The Company may also reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

VOTING RIGHTS

    The only voting securities of the Company consist of Common Stock.  Holders of record of Common Stock on  February 21, 2003 will be entitled to vote at the 2002 Annual Meeting of Shareholders.  On that date, there were  5,333,965 shares of Common Stock outstanding.  Each share is entitled to one vote on all matters to come before the meeting, except that cumulative voting may be used in the election of directors.  Under California law, each shareholder may cumulate his votes for candidates placed in nomination prior to the voting for directors.  Under cumulative voting, each shareholder may vote for a single candidate, or distribute votes among the candidates as such shareholder chooses, a number of votes equal to the number of candidates (seven (7) at this meeting) multiplied by the number of shares held by such shareholder.  Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting.  No shareholder shall be entitled to cumulate votes unless the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes.  If any one shareholder gives such notice, all shareholders must cumulate their votes for candidates in nomination, except to the extent that a shareholder withholds votes from the nominees.  The proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights with complete discretion in voting the shareholder's shares.  Directors shall be elected by a plurality of the votes cast.

                                                             ELECTION OF DIRECTORS

    At the 2002 Annual Meeting of Shareholders, seven directors are to be elected.  Each director will serve until the next Annual Meeting and until his successor has been elected and qualified.  Five of the nominees described in this Proxy Statement are currently serving as members of the Board of Directors.  The Company knows of no reason why the nominees would not be available for election and would not be able to serve.

    In the absence of instructions to the contrary, the shares represented by the proxies delivered to the Board of Directors will be voted for the seven nominees for election as Directors of the Company.  If any such nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated, will be cast according to the judgment in such matters of the person or persons voting the Proxy.

    Proxies solicited by the Board of Directors cannot be voted for more than seven nominees for directors.

    The table immediately following contains pertinent information concerning the nominees and is followed by a brief biography of each nominee:

			Date Elected	Other
Name	Age	Principal Occupation	Director	Directorships
John M. Burns	56	President and CEO, Power Partners International, Inc.	Nov. 20, 2001	Primary Funding Corp.; Scripps Ventures; Power Partners, and Medi Credit.Com

Clifton L. Cooke, Jr.	55	President and Chief Operating	Nov. 20, 2001	None
		Officer of the Company
David A. Derby	60	Consultant	Nov. 20, 2001	AML Communications; Corporate Directors Forum; and Fellowship Center

General Al Gray, USMC (Ret.)	74	Consultant to Industry and the Government		Vi-Jon Laboratories, Inc., and Information Assurance Inc.

Kameron W. Maxwell	66	Consultant	Sept. 21, 1999	None

Thomas A. Page	69	Consultant		Cuyamaca Bank, Leap Wireless, Metallic Power

Charles E. Vandeveer	61	Sr. Vice President, Oxnard	Mar. 21, 1997	None
		Operations of the Company

    John M. Burns was elected to the Board of Directors as of November 20, 2001.  Mr. Burns is currently President and CEO of Power Partners International, Inc. a power plant development firm with projects on Kauai and elsewhere.  In addition Mr. Burns is Chairman and CEO of Scripps Ventures, Inc. a San Diego based investment company, a position he has held since 1990. Prior to these positions he was Vice President and headed the most profitable business unit of Management Analysis Company, a $40 million technical and business consulting firm with clients that included Pacific Gas & Electric, San Diego Gas & Electric Company, Merrill Lynch, Raytheon, World Bank, Fulbright & Jaworski, Steptoe & Johnson, US DOE, US EPA, and many others.  Mr. Burns has also held various positions with San Diego Gas & Electric Company where for periods he headed the R&D Committee, a comprehensive company wide Management Audit, the Licensing and Environmental Department, and legal and engineering positions. Mr. Burns currently serves on four boards in addition to SYS, including Primary Funding Corp., a financial services firm, Scripps Ventures, Power Partners and Medi Credit.Com., a Long Beach based provider of financing for medical services.  Mr. Burns served in the U.S. Navy, Civil Engineering Corps, from 1969 to 1972.  Mr. Burns holds a BS in Civil Engineering from Worcester Polytechnic Institute and a Juris Doctorate from University of San Diego.  In addition Mr. Burns has served as a Board Member or fundraiser for various civic and philanthropic organizations.

    Clifton L. Cooke, Jr. was elected to the Board of Directors as of November 20, 2001.  As of January 16, 2002, Mr. Cooke became the Company's President and Chief Operating Officer.  Previously, Mr. Cooke was Executive Vice President of Titan Corporation, a billion dollar diversified technology company.  Mr. Cooke's responsibilities at Titan were to maximize the commercial success of Titan's defense based technologies.  In addition to his corporate responsibilities, Mr. Cooke was the general manager and CEO of the $170 million Titan Technologies Division.  Mr. Cooke was founder and CEO of VisiCom Laboratories, which grew to over $50 million in revenue.  VisiCom provides embedded real time products and services to its customers in industry and government.  While at VisiCom, Mr. Cooke acquired six small companies that contributed significantly to revenue growth.  VisiCom revenues are equally divided between products and services with 55% of sales to industry giants such as Kodak, Siemans, Motorola, Lockheed, Raytheon, Flight Safety, Boeing, Smith-Barney, Merrill Lynch, and Sun Microsystems.  Prior to starting VisiCom in 1988, Mr. Cooke was founder and CEO of Advanced Digital Systems (ADS).  ADS focused on providing engineering services for DoD satellite programs.  Mr. Cooke received his BA degree in Applied Physics and Information Science from the University of California, San Diego.

    David A. Derby was elected to the Board of Directors as of November 20, 2001. Mr. Derby is a business consultant serving NYSE and NASDAQ listed public corporations as well as private business ventures and nonprofit service organizations. A founder of Datron Systems Incorporated, Mr. Derby was its president and CEO from 1982 until 1997. From1997 until 2001 Mr. Derby served as chairman, president and CEO. During his tenure the company completed two public offerings, made several acquisitions, funded and later sold a new venture, sold a number of product lines and successfully brought to market a line of consumer products derived from military technology. In September 2001, Mr. Derby negotiated the sale of Datron to the Titan Corporation through a tax-free exchange of stock. Since 1995 Mr. Derby has served on the board of directors, chaired the audit committee, and served on the compensation committee of AML Communications, a publicly traded wireless communications company headquartered in Camarillo, Ca. He also is a member of the board of directors of The Corporate Directors Forum, a nonprofit organization dedicated to better corporate governance through better education of directors. In 1996 Mr. Derby joined the board of The Fellowship Center, a residential, social model recovery facility for the treatment of addiction to alcohol and other drugs. He was elected president of that board in 2000. Mr. Derby provided technical services and training to NASA field engineering personnel in the Canary Islands during NASA's Gemini Program, served in the US Navy from 1959 to 1962 and studied engineering at California State University, Northridge.

    General Alfred (Al) M. Gray, in 1991, retired from the U.S. Marine Corps after 41 years of service and joined Garber International Associates (GIA) as Senior Associate.  He is currently Chairman and CEO.  From 1987 to 1991, General Gray served as a member of the Joint Chiefs of Staff and was the 29th Commandant of the Marine Corps.  In these capacities, General Gray was responsible for the organization, training, equipment, readiness, effectiveness, efficiency and total performance of the Marine Corps.  He served as military advisor to the President, the National Security Council and the Secretary of Defense.  From 1984 to 1987, General Gray was the Commanding General, Fleet Marine Force, Atlantic, Fleet Marine Force Europe, II Marine Expeditionary Force and Marine Striking Forces Atlantic (NATO).  He enlisted in the Marine Corps in 1950 and achieved the rank of sergeant.  He was commissioned a Second Lieutenant in 1952.  In addition to being a recipient of numerous American military awards, General Gray has also received awards from the Republic of Korea, the Netherlands, Chile, Argentina, Colombia and Brazil.  General Gray holds a B.S. from the State University of New York.  He also attended Lafayette College, the Marine Corps Command and Staff College, Army War College and did graduate work at Syracuse University.  General Gray is the recipient of two honorary Doctor of Law degrees, one from Lafayette College and the other from Monmouth College, and is a recipient of a Doctor of Military Science degree from Norwich University and a Doctor of Strategic Intelligence degree from the Defense Intelligence College.

    Kameron W. Maxwell, Ph.D., was elected to the Board of Directors as of September 21, 1999. Dr. Maxwell is currently a consultant to various biotechnology and contract research companies. He held various positions at the Veterans Administration Hospital in Salt Lake City, both in the clinical laboratory and research departments as well as having a teaching appointment in the Microbiology department at the University of Utah College of Medicine. After leaving Salt Lake City he took a position with Baxter Travenol's Hyland Division in Costa Mesa, California. While at Hyland, he held a number of positions in the Research and Development department with the most recent being that of Director. In this position he supervised a large group of scientists and coordinated research both within the company and with outside academic collaborators. Dr. Maxwell left Baxter and held the position of Director of Research and Development at Newport Pharmaceuticals. In this capacity he was responsible for the research, development and registration of a new chemical entity. Dr. Maxwell was president and co-founder of Americal Pharmaceuticals Inc., a company that manufactured, imported and distributed sterile liquid pharmaceutical products. These products were predominately used in the treatment of cancer (generic oncology products) and ophthalmic conditions. Following the Americal position, Dr. Maxwell held various positions at Genta Inc. The most recent being that of Sr. Vice President of Pharmaceuticals Operations. Dr. Maxwell has had extensive experience in the regulatory affairs arena and is RAC certified. He has established numerous working relationships with universities and contract service organizations, and has researched, developed and marketed numerous products ranging from diagnostics through prescription pharmaceuticals. He is a member of The American Academy of Dermatology, The Regulatory Affairs Professional Society, the American Society for Microbiology, the Drug Information Association, the American Association of Pharmaceutical Scientists, the Controlled Release Society and other scientific and professional organizations. Dr. Maxwell brings to the Company his knowledge and experience in start up financing, research and development, strategic planning and management, operations, product and process quality and securing product regulatory approvals. Dr. Maxwell's education consists of a Ph.D., Immunology, Minor, Histology, University of Utah; an M.S., Microbiology, Minor, Parasitology, University of Utah and a B.S., Bacteriology, University of Utah.

    Thomas A. Page is the former Chairman of the Board of Enova Corporation and San Diego Gas & Electric Company (SDG&E).  Mr. Page joined SDG&E in 1978 as Executive Vice President and Chief Operating Officer. In 1981 he was elected President and Chief Executive Officer and added the Chairmanship in 1983. He held one or more of these positions until his retirement in 1998. Prior to joining SDG&E, Mr. Page held executive positions at Gulf States Utilities in Beaumont, Texas, including Executive Vice President, member of the Board and President of its non-utility business operations. Earlier, he served as Treasurer and Controller of Wisconsin Power and Light in Madison, Wisconsin.  Mr. Page earned his Bachelor of Science degree in Civil Engineering and his Masters in Industrial Administration from Purdue University, where he was awarded a Doctorate in Management in 1994.  He has been licensed as a Certified Public Accountant ("CPA") and Professional Engineer.  Among his current activities he is an elected member of the Grossmont Union High School District Board of Education and a director of the San Diego Regional Economic Development Corporation.  Mr. Page is Chairman of Cuyamaca Bank, a Director of Leap Wireless International, Targeted Molecules Corp., Metallic Power, and an Advisory Director of Sorrento Ventures, a venture capital firm.

    Charles E. Vandeveer was elected to the Board of Directors on March 21, 1997, and is the Company's Sr. Vice President, Oxnard Operations.  Mr. Vandeveer has held various management, supervisory, administrative and project positions since he joined the Company in 1987.  He is a retired Commander, United States Navy, Supply Corps.  Mr. Vandeveer served as a Director of Naval Supply Centers and Supply Annexes, managing material operations and ship repairable programs.  He was also a Ship Superintendent/Type Desk Officer, responsible for coordinating Naval Shipyard repairs and overhauls.  Mr. Vandeveer has brought his valuable Navy experience to the Company and has put it to work expanding the Company's presence in the Oxnard area.  He has organized and directed large-scale management studies and supervised subcontractors with various firms.  Mr. Vandeveer received his Bachelors degree in Agricultural Industries from Southern Illinois University in 1963.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THE NOMINEES NAMED ABOVE.

    There are no family relationships among any of the directors and executive officers of the Company.  However, the Company's President, Clifton Cooke is the brother of Larry Cooke, President of the Company's wholly owned subsidiary, Testmasters.

AFFILIATE TRANSACTIONS AND RELATIONSHIPS

    During the year ended June 30, 2002, the Board of Directors granted  110,000 stock purchase options to six outside directors exercisable at various prices per share.  Some of these purchase options contain certain buyback provisions, which become effective in the event of termination of directorship.

    For the year ended June 30, 2002, the Company issued 54,443 shares of common stock to the Company's 401(k)/Employee Stock Ownership Plan.  These shares were part of the Company's contribution to the employees for FY 2002.

    Section 16(a) Beneficial Ownership Reporting Compliance.  Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company's executive officers and directors are required to file with the SEC reports of ownership and changes in ownership of the Common Stock.  Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that, during FY 2002, its executive officers and directors complied with Section 16(a) requirements.

    Pursuant to the reporting requirements of Item 404(c) of Regulation S-K, no officer or director of the Company is indebted to the Company in an amount in excess of $60,000.

    The term of office for director runs until the next annual meeting of shareholders and until a successor has been elected and qualified.  The term of office for each executive officer runs until removal by the Board of Directors or election and qualification of his successors.

SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors recommends appointment of J.H. Cohn LLP as the Company's independent auditors for the Company's 2003 fiscal year (commencing July 1, 2002) and nominates that firm for selection at the 2002 Annual Meeting of Shareholders.  A representative of J.H. Cohn LLP is expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

Audit Fees

    The aggregate fees billed by J.H. Cohn LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year were $39,196.  All other fees were $32,039 including audit-related services of $13,930 and non-audit services, primarily tax compliance services, of $18,109.  Audit-related services generally include fees for accounting consultations, business acquisitions, and work related to equity offerings.  The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Financial Information Systems Design and Implementation

    There were no fees billed by J.H. Cohn LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 30, 2002.

 Audit Committee Charter

    The Company's Board of Directors has adopted a written charter for the Audit Committee, which established operating guidelines for the Audit Committee.  A copy of the Charter of the Audit Committee is an appendix to last year's Proxy Statement.

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

    The Audit Committee has reviewed and discussed the Company's audited financial statements with Company management and has discussed certain required matters with the Company's independent auditors, in accordance with Statement of Auditing Standards No. 61.

    The Company's independent auditors also provided written documentation to the Audit Committee, describing all relationships between the auditors and the Company that might bear on the auditors' independence as required by Independence Standards Board Standard No. 1.  The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

    Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.  The Audit Committee also recommended the re-appointment of the independent auditors and the Board concurred in such recommendation.  All members of the Audit Committee are considered to be "independent directors," as defined in NASDAQ Marketplace Rule 4200.

AUDIT COMMITTEE

     /s/ John M. Burns (Chairman)          /s/ David A. Derby          /s/ Kameron W. Maxwell

APPROVAL OF THE COMPANY'S 2003 STOCK OPTION PLAN

    On February 21, 2003, the Board of Directors authorized Company's 2003 Stock Option Plan.  The proposal to approve the 2003 Stock Option Plan is recommended by the Board of Directors because it considers it to be in the best interests of the Company and its stockholders.  The Stock Option Plan is designed to serve as an incentive to directors, officers, and key employees and contractors to focus their services on achieving superior earnings performance and increasing the value of the stockholders' proprietary interest in the Company. A maximum of 1,500,000 aggregate shares are reserved for issuance under the Stock Option Plan, which will replace the 1997 Stock Option Plan.  The Stock Option Plan vests broad discretionary power in the Plan Committee, including the power to (i) select eligible optionees to be granted stock options, (ii) set the option exercise price (subject to certain restrictions), (iii) establish the duration of each option (not to exceed ten years), (iv) specify the method of exercise, and (v) designate the medium and time of payment.  The Stock Option Plan will terminate on April 14, 2013, unless sooner terminated by the Board.  No options may be granted after termination of the Stock Option Plan, although Options outstanding at the time of termination will continue to be exercisable in accordance with their terms.  The issuance of shares of Common Stock upon the exercise of options granted under the Stock Option Plan will dilute the voting power of current stockholders.  The extent of dilution will depend on the number of options exercised and difference between the option exercise price and the market price for the Common Stock at the time of exercise.  The foregoing summary of the Stock Option Plan is qualified in its entirety by the terms of the plan, which is available for review at the principal office of the Company.

    The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of June 30, 2002, and assumes termination of the 1997 Stock Option Plan upon approval of the 2003 Stock Option Plan.

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the second column)(3)
Equity Compensation Plans Approved by Stockholders	1,689,200	$0.33	628,155
Equity Compensation Plans Not Approved by Stockholders(4)	- 0 -	- 0 -	- 0 -

_____________________

(1)     1,689,200 shares issuable upon exercise of outstanding options granted under the 1997 Stock Option Plan.

(2)     Option exercise prices range from $0.47 to $1.57.

(3)     Reflects shares issuable upon exercise of options issued and issuable under the 1997 Stock Option Plan.

(4)     The only equity compensation plan not approved by stockholders is the 2003 Stock Option Plan, for which the Company is seeking stockholder approval of at the annual meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE COMPANY'S 2003 STOCK OPTION PLAN.

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

    On December 16, 2002, the Board of Directors approved the SYS Employee Stock Purchase Plan.  The purpose of the plan is to provide the employees of the Company with an additional means of saving a portion of their earnings (up to 20%) and to encourage ownership of SYS common stock.  All persons who, on an enrollment date, are employed by SYS are eligible to participate in the plan, except for owners of 5% or more of the voting power or value of the stock of SYS.  Participating employees authorize the Company to deduct a percentage of their compensation during each payroll period.  These deductions are used to purchase SYS common stock at a discount below fair market value.  The Board of Directors has authorized up to 1,000,000 shares to be issued pursuant to the plan, and participation in the plan is voluntary.  A committee appointed by the Board of Directors administers the plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN.

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

    On March 20, 2002 the Board of Directors approved an amendment to the Company's Articles of Incorporation.  The amendment provides that the corporation will be authorized, through the amendment or adoption of a bylaw, to provide for the indemnification of its directors, officers, and other agents in excess of that otherwise permitted by Section 317 of the California Corporations Code.  California law requires that this amendment be approved by the stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE FOREGOING AMENDMENT OF THE ARTICLES OF INCORPORATION.

GENERAL

    The Board of Directors held eight scheduled meetings during fiscal year 2002.  A quorum was reached at each of these meetings.

REMUNERATION

    The following is a table showing the remuneration paid by the Company during its fiscal year ended June 30, 2002 for services in all capacities to the Chief Executive Officer and each officer, the sum of whose cash-equivalent forms of remuneration during such year exceeded $100,000, and the remuneration paid during each year to all officers as a group:

Cash and Cash-Equivalent
  Forms of Remunerations

Name and Principal Position	Fiscal Year	Annual Compensation
		Salary	Other
W. Gerald Newmin [1] Chairman, CEO Clifton L. Cooke, Jr. [2] President, COO Michael W. Fink [1] Sr. Vice President, CFO Linda E. Gagnon Sr. Vice President Kenneth D. Regan Sr. Vice President Charles E. Vandeveer Sr. Vice President	2002	$147,558 $132,453 $126,450 $145,080 $128,846 $136,642	None None None None None None
All Executive Officers (6) as a Group	2002	$817,029	None

1    Mr. Newmin served as the Company's CFO through January 16, 2002 and Mr. Fink assumed those duties as of that date.

2    Mr. Cooke became the Company's President and COO as of January 16, 2002.

    During Fiscal Year 2002, each Director of the Company (excluding full time executive officers) received stock options for Company common stock (see below for amounts and stock option prices) plus approved expenses per month.  During the last year, the Board of Directors of the Company held eight Board of Director meetings.  Directors serve as chairmen or members of standing committees of the Board of Directors and may meet in these capacities at times other than those designated for meetings of the Board.

    Common stock options outstanding to directors and officers as of December 28, 2002 are footnoted in the following table.

  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following information is furnished as of January 31, 2003 for each director, all directors and officers as a group, and each stockholder who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock:

Title Of Class	Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership [1]	Percent of Class [2]
Common Stock Without Par Value	Clifton L. Cooke, Jr. 3509 Via Loma Vista Escondido, CA 92024	Director, President, Chief Operating Officer	1,225,094 [3]	21.2%
	Lawrence L. Kavanau Casa de Manana, 849 Coast Blvd. Casa Loma, Apt. 214 La Jolla, CA 92037-4233	Director	469,522 [4]	8.8%
	W. Gerald Newmin 48 Admiralty Cross Coronado, CA 92118	Chairman, Chief Executive Officer	386,324 [5]	7.1%
	Gary L. Fitzhugh 898 Coachway Annapolis, MD 21401	Owner of more than 5%	300,000	5.6%
	John M. Burns 12265 Spruce Grove Place San Diego, CA 92131	Director	227,846 [6]	4.2%
	Charles E. Vandeveer 8203 Tiara Drive Ventura, CA 93004	Director, Sr. Vice President	187,616 [7]	3.5%
	Michael W. Fink 3410 Bangor Place San Diego, CA 92106	Chief Financial Officer, Sr. Vice President, Secretary	133,780 [8]	2.5%
	Kenneth D. Regan 1404 Camino Lujan San Diego, CA 92111	Sr. Vice President	89,000 [9]	1.7%
	Kameron W. Maxwell P.O. Box 3736 Rancho Santa Fe, CA 92067	Director	72,165 [10]	1.3%
	David A. Derby 10784 Loire Avenue San Diego, CA 92131	Director	49,833 [11]	0.9%
	Linda E. Gagnon 1600 S. Eads Street Arlington, VA 22202	Sr. Vice President	8,000 [12]	0.2%
	All Directors and Officers as a Group		2,849,180 [13]	46.0%

 1    To the best knowledge of the Company, each of the beneficial owners listed herein has direct ownership of and sole voting power and sole investment power with respect to the shares of the Company's Common Stock, except as set forth herein.

2    A total of 5,321,165 shares of Common Stock of the Company has been considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

3    The following warrant and convertible note of Mr. Cooke are included in the stock total: (1) warrant for 250,000 shares, exercise price of $1.00 per share, (2) convertible note which may be converted into 200,000 shares, conversion price of $1.00 per share.  Mr. Cooke has a total of 450,000 shares that may be purchased through warrants or convertible notes.  The total shown here includes these warrants and convertible notes.

4    The following stock options of Mr. Kavanau are included in the stock total: (1) granted 3/30/2002, 3,000 shares, option price of $1.40 per share and (2) granted 6/30/2002, 2,000 shares, option price of $1.57 per share and (3) granted 9/28/02, 2,000 shares, option price of $1.18 per share, and (4) granted 12/28/02, 2,000 shares, option price of $1.50 per share.  Mr. Kavanau has a total of 9,000 shares that may be purchased through stock options.  The total shown here includes these stock options.

5   The following stock options of Mr. Newmin are included in the stock total: (1) granted 6/19/02, 100,000 shares of which all are vested, option price of $1.29 per share.  Mr. Newmin has a total of 100,000 shares that may be purchased through stock options.  The total shown here includes these stock options.

6   The following warrants, stock options and convertible notes of Mr. Burns are included in the stock total: (1) granted 11/20/01, 25,000 shares of which all may be purchased at anytime, but the Company has certain buy back rights, option price of $1.23 per share, (2) granted 3/30/02, 5,500 shares, option price of $1.27 per share, (3) granted 6/30/02, 5,500 shares, option price of $1.43 per share, (4) granted 9/28/02, 5,000 shares, option price of $1.18 per share, (5) granted 12/28/02, 4,000 shares, option price of $1.50 per share, (6) warrant which expires on 6/16/06 for 1,250 shares, exercise price of $1.00 per share and (7) convertible notes which may be converted into 62,500 shares, conversion price of $1.00 per share.  Mr. Burns has a total of 108,750 shares that may be purchased through stock options, warrants or convertible notes.  The total shown here includes these stock options, warrants or convertible notes.

7   The following stock options of Mr. Vandeveer are included in the stock total: (1) granted 6/3/98, 20,000 shares, option price of $0.71 per share and (2) granted 6/19/01, 40,000 shares of which 8,000 shares will be vested 60 days after January 31, 2003, option price of $1.25 per share.  Mr. Vandeveer has a total of 28,000 shares that may be purchased through stock options.  The total shown here includes these stock options.

8   The following stock options of Mr. Fink are included in the stock total: (1) granted 6/19/01, 25,000 shares of which 5,000 shares will be vested 60 days after January 31, 2003, option price of $1.25 per share.  Mr. Fink has a total of 5,000 shares that may be purchased through stock options.  The total shown here includes these stock options.

9   The following stock option of Mr. Regan is included in the stock total: (1) granted 5/1/01, 90,000 shares of which 36,000 shares will be vested 60 days after January 31, 2003, option price of $1.00 per share (2) convertible notes which may be converted into 25,000 shares, conversion price of $1.00 per share.  Mr. Regan has a total of 61,000 shares that may be purchased through stock options or convertible notes.  The total shown here includes these stock options and convertible notes.

10  The following stock options of Mr. Maxwell are included in the stock total: (1) granted 9/1/99, 9,300 shares, option price of $0.625 per share, (2) granted 9/21/99, 25,000 shares of which all may be purchased at anytime, but the Company has certain buy back rights, option price of $1.00 per share, (3) granted 9/30/00, 4,000 shares, option price of $0.88 per share, (4) granted 12/31/00, 1,000 shares, option price of $0.67 per share, (5) granted 3/31/01, 3,000 shares, option price of $0.94 per share, (6) granted 6/30/01, 4,500 shares, option price of $1.13 per share, (7) granted 9/29/01, 2,000 shares, option price of $1.26 per share, (8) granted 12/29/01, 2,000 shares, option price of $1.20 per share, (9) granted 3/30/02, 4,500 shares, option price of $1.27 per share, (10) granted 6/30/02, 6,000 shares, option price of $1.43 per share, (11) granted 9/28/02, 3,500 shares, option price of $1.18 per share, (12) granted 12/28/02, 3,000 shares, option price of $1.50 per share.  Mr. Maxwell has a total of 67,800 shares that may be purchased through stock options.  The total shown here includes these stock options.

11  The following stock options of Mr. Derby are included in the stock total: (1) granted 11/20/01, 25,000 shares of which all may be purchased at anytime, but the Company has certain buy back rights, option price of $1.23 per share, (2) granted 3/30/02, 5,500 shares, option price of $1.27 per share, (3) granted 6/30/02, 4,500 shares, option price of $1.43 per share, (4) granted 9/28/02, 3,000 shares, option price of $1.18 per share, (5) granted 12/28/02, 3,500 shares, option price of $1.50 per share.  Mr. Derby has a total of 42,500 shares that may be purchased through stock options.  The total shown here includes these stock options.

12  The following stock option of Ms. Gagnon is included in the stock total: (1) granted 5/7/01, 40,000 shares of which 8,000 shares will be vested 60 days after January 31, 2003, option price of $1.00 per share.  Ms. Gagnon has a total of 8,000 shares that may be purchased through stock options.  The total shown here includes these stock options.

13  Current officers and directors hold a total of 879,050 stock options, warrants and convertible notes that are currently or will be vested within 60 days after January 31, 2003.  The total shown here includes these stock options.

     No director of officer of the Company is the beneficial owner of any shares of the Company's Series B 9% Cumulative Convertible Callable Non-Voting Preference Stock, $1.00 par value.

EXECUTIVE OFFICERS

     The following table sets forth pertinent information concerning the persons who are the current executive officers (who are not directors) of the Company:

Name	Age	Capacity
Michael W. Fink	45	Chief Financial Officer, Sr. Vice President, Secretary
Linda E. Gagnon	56	Sr. Vice President
Kenneth D. Regan	60	Sr. Vice President

    Michael W. Fink is Sr. Vice President, Finance and Administration at the corporate offices, became the Chief Financial Officer on January 16, 2002 and was elected Corporate Secretary on January 20, 1999.  Mr. Fink joined the Company in July of 1995.  He is responsible for the financial and administrative functions of the Company, including finance, accounting, SEC reporting, banking, contracts and other management areas.  He held various executive positions at San Diego Aircraft Engineering, Inc. (SANDAIRE) before being hired by the Company.  SANDAIRE is an engineering firm specializing in the aerospace and defense industries.  Some of SANDAIRE's major customers have included the U.S. Navy, NASA, Lockheed, McDonnell Douglas, Tracor Aviation, Teledyne Ryan Aeronautical and Westinghouse.  Mr. Fink received a Bachelor of Science degree in Business Administration (Accounting) from San Diego State University (SDSU).  He has also attended Graduate School at SDSU where he studied mechanical engineering.

    Linda E. Gagnon is Sr. Vice President, East Coast Operations.  Ms. Gagnon is a graduate of Boston's Chandler School for Women.  Ms. Gagnon started her career with IZOD Ltd as Director of Customer Relations in New York.  In 1976, she joined Consultants and Designers, Inc.  For seventeen years Ms. Gagnon served with the company in various program and project management roles.  In 1993, Ms. Gagnon joined Systems Integration and Research Inc. (SIR) as Division Director in Arlington, Virginia.  Through gradual and steady promotions, Ms. Gagnon was made President of SIR in just five years.  During her tenure, SIR grew from a $7 million in revenue company to $20 million.  Ms. Gagnon's customer focus has been primarily in the area of program management, budget execution, and resource management supporting U.S. Government agencies.

    Kenneth D. Regan is Sr. Vice President, San Diego Operations.  Mr. Regan joined the Company in May 2000.  Prior to joining SYS, Mr. Regan was Corporate VP for Mergers and Acquisitions of Advanced Communication Systems, Inc., following two years as President of Advanced Communication Systems Services (ACSS) Division.  As President of ACSS, he directed and organized the growth of ACSS from a 238 person, $37M annual revenue communications and IT services company to over 1,050 people with an annual revenue of $114M.  Prior to becoming President, he served three months as ACS Corporate Vice President for International Development after retiring as a member of the Senior Executive Service (SES) from the Navy.  During his 32-year career in the Navy RDT&E community, his roles ranged from hands-on engineering to managing a 600 person, $300M Navy R&D technical department.  While President of ACS Services, Mr. Regan played a key role in ACS' largest single acquisition, and other strategic acquisitions, which lead to assuming Corporate M&A responsibilities.  As VP for International Development, he successfully established multiple international business relationships.  As a Department Head in Navy R&D community for seven years, he successfully directed and expanded a technically excellent, productive organization during a time of reduced budgets and directed mission purification and base closures.  Mr. Regan received his Bachelors Degree in Electronic Engineering from Colorado State University in 1965.

SHAREHOLDER PROPOSALS

    Any proposal which a shareholder wishes to present at the next Annual Shareholders Meeting for Fiscal Year 2003   must be received at the Company's office at 5050 Murphy Canyon Road, Suite 200, San Diego, California  92123, no later than July 1, 2003 in order to be included in the Company's proxy statement and proxy relating to that meeting.

ANNUAL REPORT

    THE COMPANY'S 2002 ANNUAL REPORT FOR SHAREHOLDERS IS BEING MAILED HEREWITH.   Upon written request to Shareholder Relations Department at 5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123, and at no charge, a copy of the Company's annual report on Form 10-KSB, including the financial statements and the financial statement schedules, will be forwarded.  The Form 10-KSB is also available on the Company's website, www.systechnologies.com.

OTHER BUSINESS

    Management does not know of any other business to be presented at the meeting and does not intend to bring any other matters before the meeting.  However, if any other matters properly come before the meeting, or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote therein according to their best judgment and in the interest of the Company.

                                                                    By Order of the Board of Directors

                                                                    /s/ Michael W. Fink
San Diego, California                                   Michael W. Fink
February 24, 2003                                       Secretary

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 14, 2003

    The undersigned hereby appoints Kameron W. Maxwell and Charles E. Vandeveer, or either of them, proxies of the undersigned, to vote and represent all shares of the Common Stock, without Par Value, registered in the name of the undersigned, at the 2002 Annual Meeting of Shareholders of SYS to be held at 1:00 P.M. at 5050 Murphy Canyon Road, Suite 200, San Diego, California.

    The shares  represented by this proxy can be voted as marked by the SYS common shareholder of record on, whose printed name and signature is placed on the opposite side.  Please mark the appropriate box.

Item 1.    Election of Directors

    [   ]  FOR all nominees listed below                          [   ]  WITHHOLD AUTHORITY to vote
           (except as marked to the contrary  below).                for all nominees listed below.

Nominees:  John M. Burns                 General Al Gray, USMC (Ret.)          Charles E. Vandeveer
                  Clifton L. Cooke, Jr.        Kameron W. Maxwell
                  David A. Derby               Thomas A. Page

    To withhold authority for any individual nominee, write the nominee's name in the space provided:________________________________________________________________

Item 2.    Proposal to approve the appointment of J.H. Cohn LLP as the independent certified public accountants for the Corporation for its 2003 fiscal year.

    [   ]  FOR                   [   ] AGAINST                [   ]  ABSTAIN

Item 3.    To approve the Company's 2003 Stock Option Plan

    During 1997, the 1997 Stock Option plan was adopted to serve as an incentive to, and to encourage stock ownership by, certain eligible participants rendering services to so that they may acquire or increase their proprietary interest in the Corporation.  Under that plan, separate pools of authorized shares for both Incentive Stock Options and Nonqualified Stock Options were created.  At this time we are seeking to replace the existing 1997 Stock Option Plan with the 2003 Stock Option Plan, and are requesting that a consolidated pool of up to 1,500,000 shares be authorized for issuance under the Plan.  This pool of shares would be shared between Incentive Stock Option Awards (used primarily for incentive awards for employees) and Nonqualified Option Awards (used primarily as a form of compensation for our Board of Directors). A copy of the 2003 Stock Option Plan is available for review by any shareholder.

    [   ]  FOR                   [   ] AGAINST                [   ]  ABSTAIN

Item 4.    To approve the Company's 2003 Employee Stock Purchase Plan

    SYS has created the 2003 Employee Stock Purchase Plan to provide its employees with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.   We are requesting that up to 1,000,000 shares of common stock be made available for purchase under the Plan.  A copy of the 2003 Employee Stock Purchase Plan is available for review by any shareholder.

     [   ]  FOR                   [   ] AGAINST                [   ]  ABSTAIN

Item 5.    To approve an amendment to the Company's Articles of Incorporation

    The Board of Directors of the Company wishes to provide indemnification of directors beyond that provided in Section 317 of the California Corporations Code. Accordingly, the Company wishes to adopt a Seventh Article as part of the Articles of Incorporation as follows:

    The Corporation is authorized, through the amendment or adoption of a bylaw, to provide for the indemnification of its directors, officers, and other agents in excess of that otherwise permitted by Section 317 of the California Corporations Code.

    [   ]  FOR                   [   ] AGAINST                [   ]  ABSTAIN

(NOTE: Please see reverse of this page)

IF CUMULATIVE VOTING FOR DIRECTORS IS REQUESTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES.    IF NO INDICATION IS MADE ABOVE ON HOW YOU DESIRE YOUR SHARES TO BE VOTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES.

IN WITNESS WHEREOF,
the undersigned has signed this proxy on ________________________, _______
                                                                       (month and day)                   (year)

The undersigned  [   ]  PLANS  [   ] DOES  NOT PLAN to attend the meeting.  Shareholders who are present at the meeting may withdraw their proxy by contacting the Secretary in order to vote in person if they so desire.

______________________________     _______________________________
(Print Name)                                                               (Signature)

______________________________     _______________________________
(Print Name)                                                               (Signature)

NOTE:  Please date the proxy and sign your name as it appears on the label.  If shares are registered in the name of two or more persons, each should sign.  Executors, administrators, trustees, guardians, attorneys, and corporation officers should show their full titles.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY

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